Exhibit (h)(19)(i)

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, among EQ Advisors Trust and 1290 Funds, on behalf of themselves and their separate series listed on Schedule A (each, an “Investing Fund”), severally and not jointly, and the investment trusts listed on Schedule A, on behalf of themselves and their respective series also listed on Schedule A, severally and not jointly (each, a “Vanguard Fund” and together with the Investing Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter (“Distributor”) or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits (i) registered investment companies, such as the Investing Funds, to invest in shares of other registered investment companies, such as the Vanguard Funds, in excess of the limits of Section 12(d)(1)(A) of the 1940 Act, and (ii) registered investment companies, such as the Vanguard Funds, as well as the Distributor and Brokers, knowingly to sell shares of the Vanguard Funds to the Investing Funds in excess of the limits of Section 12(d)(1)(B) of the 1940 Act, subject to compliance with the conditions of the Rule;

WHEREAS, an Investing Fund may, from time to time, invest in shares of one or more Vanguard Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, a Vanguard Fund, Distributor, or Broker, from time to time, may knowingly sell Shares of one or more Vanguard Funds to an Investing Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Investing Funds and the Vanguard Funds desire to set forth the following terms pursuant to which the Investing Funds may invest in the Vanguard Funds in reliance on the Rule and the Vanguard Funds, Distributor, or Broker may sell shares of the Vanguard Funds to the Investing Funds in reliance on the Rule.

1.	Terms of Investment

(a) With respect to investments in Vanguard Funds that operate as exchange-traded funds (“Vanguard ETFs”), the Funds note that each Vanguard ETF is designed to accommodate large investments and redemptions, whether from Investing Funds or other investors. Creation and redemption orders for shares of the Vanguard ETFs can only be submitted by Brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Authorized Participant Agreement”) with the Vanguard ETFs’ distributor to transact in shares of the Vanguard ETFs. The Vanguard ETFs also have policies and procedures (the “Basket Policies”) that have been adopted pursuant to Rule 6c-11 under the 1940 Act, which govern creations and redemptions of the Acquired ETFs’ shares. Any creation or redemption order submitted by an Investing Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Authorized Participant Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that the Investing

Funds will transact in shares in the Vanguard ETFs on the secondary market rather than through direct creation and redemption transactions with the Vanguard ETF. The Funds believe that these material terms regarding an Investing Fund’s investment in shares of a Vanguard ETF should assist the Acquired ETF’s investment adviser, the Vanguard Group Inc. (“Vanguard), with making the required findings under the Rule.

(b) In order to help reasonably address the risk of undue influence on a Vanguard Fund that operates as a mutual fund (“Vanguard Mutual Fund”) by an Investing Fund, and to assist Vanguard with making the required findings under the Rule, each Investing Fund and each Vanguard Mutual Fund agree as follows:

(i) In-kind redemptions. The Investing Fund acknowledges and agrees that, if and to the extent consistent with the Vanguard Mutual Fund’s registration statement, as amended from time to time, the Vanguard Mutual Fund may honor any redemption request partially or wholly in-kind.

(ii) Timing/advance notice of redemptions. The Investing Fund will use reasonable efforts to spread large redemption requests over multiple days or to provide advance notification of redemption requests to the Vanguard Mutual Fund(s) whenever practicable and consistent with the Investing Fund’s best interests. The Vanguard Mutual Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii) Scale of investment. Upon a reasonable request by a Vanguard Mutual Fund, the Investing Fund will provide summary information regarding the anticipated timeline of its investment in the Vanguard Mutual Fund and the scale of its contemplated investments in the Vanguard Mutual Fund.

(c) In order to assist the Investing Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in a Vanguard Fund, each Vanguard Fund shall provide each Investing Fund with information on the fees and expenses of the Vanguard Fund reasonably requested by the Investing Fund with reference to the Rule.

2.	Representations of the Vanguard Funds.

In connection with any investment by an Investing Fund in a Vanguard Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by a Vanguard Fund, Distributor, or Broker to an Investing Fund in excess of the limitations in Section 12(d)(1)(B), the Vanguard Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Vanguard Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Investing Fund if such Vanguard Fund fails to comply with the Rule with respect to an investment by the Investing Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Representations of the Investing Funds.

In connection with any investment by an Investing Fund in a Vanguard Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by a Vanguard Fund, Distributor, or Broker to an Investing Fund in excess of the limitations in Section 12(d)(1)(B), the Investing Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Investing Funds; (ii) comply with its obligations under this Agreement; (iii) promptly notify the Vanguard Fund when it has invested in the Vanguard Fund in an amount which exceeds the limitations in Section 12(d)(1)(A); and (iv) promptly notify the Vanguard Fund if such Investing Fund fails to comply with the Rule with respect to its investment in such Vanguard Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4.	Indemnification.

(a) Each Investing Fund, severally and not jointly, agrees to hold harmless, indemnify and defend the Vanguard Funds, including any principals, directors or trustees, officers, employees and agents (“Vanguard Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Vanguard Fund, including any Vanguard Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Investing Fund, its principals, directors or trustees, officers, employees, agents, advisers or if applicable, subadvisers.

(b) The Vanguard Funds, severally and not jointly, agree to hold harmless, indemnify and defend each Investing Fund, including any principals, directors or trustees, officers, employees and agents (“Investing Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or Claims asserted against an Investing Fund, including any Investing Fund Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Vanguard Fund, its principals, directors or trustees, officers, employees, agents or advisers.

(c) Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims. In any action involving the Vanguard Funds under this Agreement, each Investing Fund agrees to look solely to the individual Vanguard Fund(s) that [is/are] involved in the matter in controversy and not to any other series of the Vanguard Funds.

5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Investing Fund:	If to the Vanguard Fund:

EQ Advisors Trust c/o Equitable Investment Management 1290 Avenue of the Americas, 16th Floor New York, NY 10104 Email: FMG-Compliance@equitable.com	ETF Counsel The Vanguard Group, Inc. Legal Department, V26 400 Devon Park Drive Wayne, PA 19087 Fax: (610) 669-6600 Email:12d1_Notices@vanguard.com

6.	Term and Termination; Governing Law; Dispute Resolution

(a) This Agreement shall be effective for the duration of the Vanguard Funds’ and the Investing Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue, in its entirety or with respect to any particular Investing Fund or Vanguard Fund, until terminated in writing by any party upon 60 days’ written notice to the other parties. Upon termination of this Agreement, no Investing Fund may purchase additional shares of a Vanguard Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. Upon termination of this Agreement with respect to any particular Investing Fund or Vanguard Fund, the parties may not rely on the Rule with respect to any investment by such terminated Investing Fund in Shares of Vanguard Funds or investment in Shares of such terminated Vanguard Fund by Investing Funds.

(c) This Agreement will be governed by Pennsylvania law without regard to choice of law principles.

(d) Any dispute arising out of or related to this Agreement which cannot be resolved through discussions between the parties shall be settled by binding arbitration before a panel of three arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association then applicable. Unless otherwise agreed upon by the parties, the arbitration hearings will be held in Philadelphia, Pennsylvania.

7.	Miscellaneous

(a) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party. Any assignment in contravention of this Section shall be null and void.

(b) Except as expressly set forth herein, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

(d) With the exception of Schedule A, which may be amended via email notification to the contact identified in Section 5 of this Agreement, no amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing in the manner provided by Section 5 and signed by a duly authorized representative of each party.

(e) The effectiveness of this Agreement shall be deemed to constitute the termination as of the date first written above of any and all prior agreements between Investing Funds and Vanguard Funds that relates to the investment by any Investing Funds in any Vanguard Funds in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Vanguard Funds

/s/ Michael Drayo
Print Name: Michael Drayo Title: Assistant Secretary

EQ Advisors Trust

1290 Funds

/s/ Kenneth Kozlowski Kenneth Kozlowski
Title: Senior Vice President and Chief Investment Officer

SCHEDULE A

List of Funds to Which the Agreement Applies

Investing Funds

EQ ADVISORS TRUST

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/AXA Investment Managers Moderate Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/First Trust Moderate Growth Allocation Portfolio

EQ/Franklin Growth Allocation Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco International Growth Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

1290 FUNDS

1290 Diversified Bond Fund

1290 DoubleLine Dynamic Allocation Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund

Vanguard Funds*

Vanguard Bond Index Funds

Vanguard Short-Term Bond Index Fund

Vanguard Intermediate-Term Bond Index Fund

Vanguard Long-Term Bond Index Fund

Vanguard Total Bond Market Index Fund

Vanguard Ultra-Short Bond ETF

Vanguard Charlotte Funds

Vanguard Total International Bond Index Fund

Vanguard Index Funds

Vanguard 500 Index Fund

Vanguard Extended Market Index Fund

Vanguard Growth Index Fund

Vanguard Large-Cap Index Fund

Vanguard Mid-Cap Growth Index Fund

Vanguard Mid-Cap Index Fund

Vanguard Mid-Cap Value Index Fund

Vanguard Small-Cap Growth Index Fund

Vanguard Small-Cap Index Fund

Vanguard Small-Cap Value Index Fund

Vanguard Value Index Fund

Vanguard Total Stock Market Index Fund

Vanguard International Equity Index Funds

Vanguard Emerging Markets Stock Index Fund

Vanguard European Stock Index Fund

Vanguard FTSE All-World ex-US Index Fund

Vanguard Pacific Stock Index Fund

Vanguard Total World Stock Index Fund

Vanguard FTSE All World ex-US Small-Cap Index Fund

Vanguard Global ex-U.S. Real Estate Index Fund

*	This Agreement applies only to the ETF share class of each Vanguard Fund listed in Schedule A.

Vanguard Funds*

Vanguard Malvern Funds

Vanguard Short-Term Inflation-Protected Securities Index Fund

Vanguard Scottsdale Funds

Vanguard Short-Term Treasury Index Fund

Vanguard Intermediate-Term Treasury Index Fund

Vanguard Long-Term Treasury Index Fund

Vanguard Short-Term Corporate Bond Index Fund

Vanguard Intermediate-Term Corporate Bond Index Fund

Vanguard Long-Term Corporate Bond Index Fund

Vanguard Mortgage-Backed Securities Index Fund

Vanguard Russell 1000 Index Fund

Vanguard Russell 1000 Value Index Fund

Vanguard Russell 1000 Growth Index Fund

Vanguard Russell 2000 Index Fund

Vanguard Russell 2000 Value Index Fund

Vanguard Russell 2000 Growth Index Fund

Vanguard Russell 3000 Index Fund

Vanguard World Fund

Vanguard Communication Services Index Fund

Vanguard Consumer Discretionary Index Fund

Vanguard Consumer Staples Index Fund

Vanguard Energy Index Fund

Vanguard ESG International Stock ETF

Vanguard ESG U.S. Corporate Bond ETF

Vanguard ESG U.S. Stock ETF

Vanguard Extended Duration Treasury Index Fund

Vanguard Financials Index Fund

Vanguard Health Care Index Fund

Vanguard Industrials Index Fund

Vanguard Information Technology Index Fund

Vanguard Materials Index Fund

Vanguard Mega Cap Index Fund

Vanguard Mega Cap Growth Index Fund

Vanguard Mega Cap Value Index Fund

Vanguard Utilities Index Fund